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                                                              EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in the Registration Statement No. 333-05857 dated June 12, 1996, as amended through Pre-effective Amendment No. 3 dated July 22, 1996, relating to the issuance of Common Stock of Telco Communications Group, Inc. on Form S-1 of our report dated May 10, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche LLP
                                          _____________________________________
                                                  DELOITTE & TOUCHE LLP

Richmond, Virginia

July 19, 1996